Exhibit 10 (xvii)

SECOND AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of August 23, 2002 (this “Amendment”), by and among NDC HEALTH CORPORATION, a Delaware corporation (the “Borrower”), SUNTRUST BANK, a Georgia banking corporation (“SunTrust”), the other banks and lending institutions from time to time party thereto (SunTrust and such other banks and lending institutions, individually a “Lender” and collectively, the “Lenders”), SunTrust in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”), BANK OF AMERICA, N.A., in its capacity as Syndication Agent (the “Syndication Agent”), and WACHOVIA BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, in their capacities as Co-Documentation Agents (the “Co-Documentation Agents”).

W I T N E S S E T H :

WHEREAS, Borrower, Lenders, Administrative Agent, Issuing Bank, Swingline Lender, Syndication Agent and Co-Documentation Agents are parties to that certain Revolving Credit Agreement, dated as of May 1, 2002, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of May 24, 2002 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders agree to amend the Credit Agreement so as to make certain changes in the terms and conditions of the Credit Agreement as are more fully set forth herein.;

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound:

1.  Definitions.    Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.  Amendment to Section 1.1 of the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended by adding the following as new definitions in proper alphabetical order:

“MedUnite Investment” shall mean those certain investments made by the borrower in MedUnite, Inc. during (i) the first fiscal quarter of fiscal year 2002 and (ii) the third fiscal quarter of fiscal year 2002 which were valued at $52,711,349 as of May 30, 2002.

3.  Amendment to Section 1.1 of the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Consolidated EBITDA” and

“Consolidated Net Income” with the following new definitions:

“Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, but without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) all other non-cash charges (excluding any non cash charges related to the write down of the MedUnite Investment already included in Consolidated Net Income); provided, however, that such non-cash charges shall be limited in amount to $10,000,000 per four quarter period, determined on a consolidated basis in accordance with GAAP in each case for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary and (v) any loss resulting from any non-cash charges taken by the Borrower as a result of the write-down of the MedUnite Investment.

4.  Conditions to Effectiveness of Amendment.    This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a)  Administrative Agent shall have received a duly executed counterpart of this Amendment executed by the Borrower and the Required Lenders;

(b)  Administrative Agent shall have received duly executed counterparts of the Reaffirmation of Guarantee in the form attached hereto, executed by each Subsidiary Guarantor; and

(c)  Borrower shall have paid all other fees and reasonable costs and expenses of the Arranger and the Administrative Agent incurred in connection with this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent.

5.  Representations and Warranties.    The Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

(a)  the execution, delivery and performance of this Amendment (i) is within Borrower’s corporate power; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) does not require the consent, approval, authorization of, or registration or filing with, any Person under any material Contractual Obligation, with any Person under the organizational documents of Borrower or any Subsidiary Guarantor, or with any Governmental Authority other than such consents, approvals, authorizations, registrations or filings which have

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been made or obtained and are in full force and effect, and (iv) will not violate any Requirement of Law or cause a breach or default under Borrower’s or any Subsidiary Guarantor’s Contractual Obligations or organizational documents except as could not reasonably be expected to have a Materially Adverse Effect;

(b)  this Amendment has been duly executed and delivered for the benefit or on behalf of Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general, and by general principles of equity; and

(c)  after giving effect to this Amendment, all of the representations and warranties set forth in Article IV of the Credit Agreement, except for changes expressly permitted herein and except to the extent such representations and warranties relate solely to an earlier date, are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.  Survival.    Except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and the unamended terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

7.  Effect of Amendment.    From and after the date hereof, references to the Credit Agreement shall be references to the Credit Agreement as amended hereby.

8.  Entire Understanding.    This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to Section 12.02 of the Credit Agreement.

9.  GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

10.  Counterparts.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signatures to Follow on Next Page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

NDCHEALTH CORPORATION as Borrower

By:
Name: Title:

[SEAL]

SUNTRUST BANK as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:
Name: Title:

BANK OF AMERICA, N.A., as Syndication Agent

By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent

By:
Name: Title:

U.S. BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent

By:
Name: Title:

LASALLE BANK, N.A., as a Lender

By:
Name: Title:

KEY CORPORATE CAPITAL, INC., as a Lender

By:
Name: Title:

REGIONS BANK, as a Lender

By:
Name: Title:

COMERICA BANK, as a Lender

By:
Name: Title:

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned, being a Subsidiary Guarantor of the Obligations of NDCHealth Corporation (“Borrower”) to the Lenders (as defined below) under that certain Revolving Credit Agreement, dated as of May 1, 2002, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of May 24, 2002 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the respective meanings assigned to such term in the Credit Agreement) by and among the Borrower, SunTrust Bank, (“SunTrust”), the other banks and lending institutions from time to time party thereto (SunTrust and such other banks and lending institutions, individually a “Lender” and collectively, the “Lenders”), SunTrust in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”), Bank of America, N.A., in its capacity as Syndication Agent (the “Syndication Agent”), and Wachovia Bank, National Association and U.S. Bank National Association, in their capacities as Co-Documentation Agents (the “Co-Documentation Agents”), hereby (a) acknowledges its receipt of a copy of the within and foregoing Second Amendment to Revolving Credit Agreement (“Second Amendment”), (b) consents thereto and agrees to be bound thereby and (c) agrees that its guaranty of the Obligations of Borrower to the Lenders shall continue in full force and effect from and after the execution and delivery by Borrower and the Lenders of the Second Amendment, without diminution or impairment.

IN WITNESS WHEREOF, each of the undersigned has caused this acknowledgment to be executed under seal by their respective officers thereunto duly authorized, as of August 23, 2002.

NDCHEALTH INFORMATION SERVICES (ARIZONA) INC., as Guarantor

By:
Name: Title:

SOURCE INFORMATICS INC., as Guarantor

By:
Name: Title:

THE COMPUTER PLACE, INC., as Guarantor

By:
Name: Title: